BIO-CARBON SOLUTIONS INTERNATIONAL INC

MINUTES of a meeting of the Board of Directors of Bio-Carbon Solutions International Inc, (the Corporation) held on October 30, 2011.

WHEREAS, it is hereby deemed to be advisable and in the best interest of the corporation and its shareholders to amend and restate its Articles of Incorporation as follows:

Article 1. Name of the Corporation: NSU Resources Inc

FURTHER RESOLVED, that upon approval of the shareholders of this corporation, the company will change its name to NSU Resources Inc

BE IT FURTHER RESOLVED, that Dr Luc C Duchesne, President and CEO of the corporation is hereby authorized and directed to solicit the vote or consent of the majority of shareholders, approving such amendment.
s/s Luc C Duchesne	/s/ Robert Williams

Luc C Duchesne	Robert Williams
President	Director

RESOLVED that the change of name shall be placed in the minutebook of the corporation and that the changes be updated with the Nevada Secretary of State Business division.

FURTHER RESOLVED that the company enters into a License Agreement with 1776729 Ontario Corporation, a company controlled by the president and CEO of the corporation, for the purpose of acquiring proprietary technology for the extraction and purification of rare earth elements.

Abstain from voting	/s/ Robert Williams

Luc C Duchesne	Robert Williams
President	Director

FURTHER RESOLVED to exercise options

1.	on Track 90, claim CDEF*LMNO from the Black Fly & Mining Claim (exploration license 09388) in exchange for 6,000,000 restricted common shares of the company with Mr. Matthew Sacco;
2.	on Track 65, claim AB*C*D*E*GHJ*K*L*M*N*O*P*Q from the Clear Lake property in exchange for 7,500,000 common shares of the company with Mr. Matthew Sacco.

/s/ Luc C Duchesne	/s/ Robert Williams

Luc C Duchesne	Robert Williams
President	Director

Termination of Meeting:

There being no further business to discuss, the meeting was terminated.

/s/ Luc C Duchesne
October 30, 2011
Luc C Duchesne